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                                                              Exhibit 10.17
                                                              -------------

              KEY EMPLOYEE AND SPECIAL COMPENSATION AGREEMENT
              -----------------------------------------------

          Key Employee and Special Compensation Agreement (the
"Agreement"), dated as of May 24, 1993, by and between National Pharmacies, Inc. (the "Company" or "National"), a New Jersey corporation, with offices at 491 Edward H. Ross Drive, Elmwood Park, New Jersey 07407, and Robert J. Blyskal ("Employee").

          In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

          1. The Employee has been granted an option to purchase up to 50,000 shares of the common stock of Medco Containment Services, Inc. ("Medco") under Medco's 1991 Class C Non-Qualified Stock Option Plan ("Medco C Plan") at an exercise price equal to the fair market value of such common stock on the date of grant ("Medco Stock Option"). All the terms and conditions of this option shall be governed exclusively by the express provisions of the Medco C Plan and the separate option agreement to be executed by the Employee evidencing the grant of such option. For purpose of this Agreement, the term "Subject Options" shall mean the Medco Stock Option and any additional options or other rights to purchase common stock or other securities granted on or after the date hereof to the Employee by the Company and/or any of its affiliates or subsidiaries.

          2. Twenty-five percent (25%) of all base compensation and one-hundred percent (100%) of any bonuses paid to the Employee by the Company and/or any of its affiliates from the date hereof until the date on which all Subject Options granted to Employee become fully exercisable shall be a non-refundable draw against the appreciation represented by the difference between the exercise price of the Subject Options, as defined herein, and the fair market value of the underlying shares of common stock or other securities, as the case may be ("Non-Refundable Draw"). In the event that Employee is granted a Subject Option subsequent to the date that all previously granted Subject Option(s) have become fully exercisable, the provisions of this Paragraph shall again apply and twenty-five percent (25%) of all base compensation and one-hundred percent (100%) of any bonuses paid to the Employee by the Company and/or any of its affiliates after the date of such subsequent grant and prior to the date on which all Subject Options again become fully exercisable shall be Non-Refundable Draw as provided herein.

          3. If the Employee exercises the Subject Options, in whole or in part, the Employee shall immediately remit to Medco or the Company an amount in cash equal to the difference between the exercise price and the fair market value on the date of exercise (as determined by Medco in its reasonable judgment) of the shares of common stock or other securities so acquired ("Option Profit") up to the aggregate amount of Non-Refundable Draw then received by the Employee. If the Employee exercises the Subject Options in part, this obligation to remit to Medco or the Company shall apply to each successive exercise of the Subject Options by the Employee.

          4. At any time that the aggregate Option Profit on all shares or other securities purchased pursuant to the exercise of the Subject Options exceeds the aggregate sum paid by the Company to the Employee, as of such time, as Non-Refundable Draw, the Company, at its option, may cease all further payment of Non-Refundable Draw to the Employee, if any, and no further Non-Refundable Draw will be paid to the Employee until such time as the total sum then paid as Non-Refundable Draw, plus the amount that would otherwise have been paid as Non-Refundable Draw but for this provision

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equals such aggregate Option Profit.

          5. To the extent permitted by law, as security for the Employee's repayment obligations hereunder, Employee hereby pledges, assigns, hypothecates, and delivers to the Company a first lien on, and security interest in, the shares or other securities covered by the Subject Options (the "Shares"), and in all proceeds thereof, and, if requested, will deliver appropriate undated stock powers coupled with an interest and assignments duly executed in blank. In the event that the Employee defaults on such repayment obligations, or Employee's employment with the Company terminates for any reason, the Company may cause the Employee to exercise the Subject Options and/or sell, assign, transfer or otherwise dispose of the Shares, the net proceeds of which shall be applied to the payment of such obligations. Any amounts remaining thereafter shall be returned to the Employee. The Employee shall take all steps necessary in the Company's reasonable judgment, to consummate any such exercise of the Subject Options and/or disposition of the Shares. Until the full payment of all such amounts due the Company, the Employee shall not, without the prior written consent of the Company, sell, assign, transfer or otherwise dispose of, or incur any lien on the Shares except as provided hereunder. The Company shall be entitled to all rights available to it under the Uniform Commercial Code.

          6. This Agreement does not constitute a contract of employment or an implied promise to continue Employee's employment or status with the Company; nor does this Agreement affect the right of either the Company or the Employee to terminate the Employee's employment status at any time with or without cause.

          7. All data, concepts, ideas, designs, findings, discoveries, inventions, improvements, advances, methods, formulas, plans, programs (computer or otherwise), practices, techniques, developments and relationships with customers and prospective customers relating in any way to the present and/or contemplated products, services, or business of the Company and/or its affiliates (collectively "Developments") that Employee may conceive, make, invent or suggest during or as a result of his employment by the Company and/or any of its affiliates, whether acting alone or in conjunction with others, shall be the sole and absolute property of the Company free of any rights of any kind on the Employee's part. During Employee's employment and thereafter, Employee will promptly make full disclosure of all Developments to the Company. Employee agrees to do all acts and things (including, among others, the execution and delivery of patent and copyright applications and instruments of assignment) deemed by the Company to be necessary or desirable at any time in order to effect the full assignment to the Company of Employee's right and title, if any, to such Developments.

          8. Employee recognizes that in connection with his employment by the Company, he may learn of, and/or it may be desirable or necessary for the Company to disclose confidential information ("Confidential Information") to him. Employee understands that Confidential Information is valuable and proprietary to the Company and/or its affiliates (or to third parties that have entrusted the Confidential Information to the Company and/or its affiliates). The Employee agrees that except as required by his employment with the Company, he will not at any time, directly or indirectly, use, publish, communicate, describe, disseminate, or otherwise disclose Confidential Information to any person or entity without the express prior written consent of the Company. The term Confidential Information shall include, but shall not be limited to: (a) customer lists, lists of potential customers and details of agreements with customers; (b) acquisition, expansion, marketing, financial and other business information and plans of the Company and/or its affiliates; (c) research and development; (d) data concerning usage of prescription drugs and any other

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data compiled by the Company or any of its affiliates; (e) computer programs;
(f) sources of supply; (g) identity of specialized consultants and contractors and Confidential Information developed by them for the Company and/or its affiliates; (h) purchasing, operating and other cost data; (i) special customer needs, cost and pricing data; and (j) employee information (including, but not limited to personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, minutes, plans, drawings, designs, formula books, specifications, computer programs and records, whether or not legended or otherwise identified by the Company as Confidential Information, as well as such information that is the subject of meetings and discussions and not recorded. Confidential Information shall not include such information that is generally available to the public (other than as a result of a disclosure by Employee) or that is disclosed to Employee by a third party under no obligation to keep such information confidential.

          9. Upon the termination of Employee's employment with the Company or at the Company's request, whichever is sooner, the Employee shall deliver immediately to the Company all plans, designs, drawings, specifications, listings, manuals, records, notebooks, and similar repositories of or containing Confidential Information or other data relating to the Company's or its affiliates' products, services, or business then in Employee's possession or control or available from other persons receiving such documents from Employee, whether prepared by Employee or others. The Employee shall not retain any copies or abstracts of any such documents.

          10. During the term of Employee's employment and for a period of two
(2) years after the termination of Employee's employment, for any reason, absent the Company's express prior written approval, Employee will not (as an individual, principal, agent, employee, consultant or otherwise), directly or indirectly, in any territory that the Company and/or any of its affiliates does business and/or markets its products and services (the "Territory"), engage in any activities that are competitive, nor render services to any firm or business engaged or about to become engaged in competition, with the Company and/or any of its affiliates, which includes, but is not limited to (i) the third party prescription drug claims processing business; (ii) the marketing of or consulting as to, prescription drug benefit plans that use (a) a plastic card at a network of retail pharmacies, (b) mail service pharmacy or (c) other means;
(iii) the provision of (a) prescription drugs through mail service and (b) other medical and health care products or services (including those products and services presently or hereafter marketed, or in the development stage at the time of the termination of Employee's employment and which are actually marketed by the Company or any of its affiliates thereafter); (iv) the collection, analysis and/or sale of prescription drug data to the pharmaceutical industry;
(v) the providing of general marketing, advertising and promotion services and products to the pharmaceutical industry; (vi) the development, implementation and/or provision of drug sampling products or services to the pharmaceutical and health care industries; and/or (vii) any other business in which the Company and/or any of its affiliates is then engaged as to which Employee has had involvement in the course of his employment and/or received or acquired Confidential Information; (hereinafter collectively the "Business of the Company"). In addition the Employee will not have an equity interest in any such firm or business other than as a 1% or less shareholder of a public corporation.

          11. During the term of Employee's employment and for a period of two
(2) years after the termination of Employee's employment, for any reason, Employee will not, directly or indirectly, (i) contact or solicit any of the Company's and/or its affiliates' customers or targeted potential customers for the purpose of offering products or services that, directly


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or indirectly, compete or interfere with the Business of the Company; (ii)
solicit or induce, or attempt to solicit or induce any employees, agents, or consultants of the Company and/or its affiliates to do anything from which Employee is restricted by reason of this Agreement; and/or (iii) offer or aid others to offer employment to any employees, agents or consultants of the Company and/or its affiliates.

          12. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date that they are delivered personally or sent by registered or certified mail (return receipt requested) postage prepaid to the parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective upon receipt thereof):

          (a) If to the Company:

              National Pharmacies, Inc.
              491 Edward H. Ross Drive
              Elmwood Park, New Jersey 07407
              Attention: President

          (b) If to the Employee, at the last address included on the Company's payroll records.

          13. This Agreement contains the entire understanding of the parties as to the subject matter hereof and fully supersedes all prior oral and written agreements and understandings between the parties as to such subject matter.

          14. This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party as to whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of this Agreement.

          15. The rights and obligations under this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which the Company is a party, or any assignee of all or substantially all of the Company's business and properties. The Employee's obligations under this Agreement shall be binding upon the Employee and his personal representatives and heirs at law.

          16. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy of the State of New Jersey, without regard to principles of conflict of laws. A breach of Paragraphs 7, 8, 9, 10 and/or 11 of this Agreement would cause grave and irreparable injury to the Company that would not be compensable in money damages, and therefore, in addition to the Company's other express and implied remedies, the Company shall be entitled to injunctive and other equitable relief to prevent any actual, intended or likely injuries that may result from such breach. However, nothing in this Paragraph 16 shall limit any other right or remedy to which the Company may be entitled.

          17. It is acknowledged that the terms of this Agreement are fair and reasonable as of the date hereof. However, in light of the possibility of a change of conditions or differing interpretations by a court of what is fair and reasonable, it is hereby stipulated as follows: if any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect


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and shall in no way be affected, impaired or invalidated; further, if any one or more of the terms, provisions, covenants or restrictions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting or reducing it, so as to be enforceable to the maximum extent compatible with then applicable law.

          The parties, intending to be legally bound, executed this Agreement as of the date first above written, whereupon it became effective in accordance with its terms.

                                NATIONAL PHARMACIES, INC.

                                   By:/s/ Paul C. Suthern
                                      ----------------------------------
                                      Paul C. Suthern
                                      President

                                   /s/ Robert J. Blyskal
                                   -------------------------------------
                                   Robert J. Blyskal